Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS SECOND QUARTER 2010 DILUTED EPS OF

$0.45, DOMESTIC UNIT GROWTH OF 2.6%

SILVER SPRING, MD. (July 27, 2010) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for second quarter 2010:

•

Adjusted diluted earnings per share (“EPS”) for second quarter 2010 were $0.45 compared to $0.44 for the same period of the prior year. Diluted EPS were $0.45 for second quarter 2010 compared to $0.42 for second quarter 2009. Adjusted diluted EPS for second quarter 2009 exclude certain special items, as described below, totaling $0.02.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $45.7 million for the three months ended June 30, 2010, compared to $42.0 million for the same period of 2009. Operating income for the three months ended June 30, 2010 and 2009 was $43.6 million and $38.1 million, respectively.

•

Franchising revenues increased 2% from $66.9 million for the three months ended June 30, 2009 to $68.4 million for the same period of 2010. Total revenues for the three months ended June 30, 2010 increased 5% compared to the same period of 2009.

•

Adjusted selling, general and administrative (“SG&A”) costs for the second quarter 2010 totaled $22.9 million which represented a 9% decline from the same period of the prior year. Adjusted SG&A costs exclude special items totaling ($0.1) million and $1.9 million for the three months ended June 30, 2010 and 2009, respectively.

•

Interest and other investment income (loss) for the three months ended June 30, 2010 declined by approximately $4.3 million from the same period of the prior year primarily due to the decline in the fair value of investments held in the company’s non-qualified employee benefit plans during the current period compared to an appreciation in the fair value of these investments in the same period of the prior year.

•	Domestic unit and room growth increased 2.6 percent and 2.2 percent, respectively, from June 30, 2009.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 0.3% for the second quarter of 2010 compared to the same period of 2009 as occupancy rate increases of 130 basis points were partially offset by a 2.2% decline in average daily rates.

•	The effective royalty rate increased 6 basis points to 4.32% for the three months ended June 30, 2010 compared to 4.26% for the same period of the prior year.

•	The company executed 62 new domestic hotel franchise contracts for the three months ended June 30, 2010, a decline of 47% compared to the 118 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 29% from June 30, 2009 to 586 hotels representing 47,056 rooms; the worldwide pipeline declined 27% from June 30, 2009 to 683 hotels representing 55,782 rooms.

“We’re pleased to report positive domestic RevPAR for the first time since the second quarter of 2008, due in large part to gains in occupancy and a gradually improving average daily rate environment from this year’s first quarter,” said Stephen P. Joyce, president and chief executive officer. “We expect RevPAR to continue to show improvement for the remainder of the year, however we believe the hotel transaction environment will remain difficult and thus continue to adversely impact our franchise sales results. We are squarely focused on enhancing our ability to deliver reservations to our franchisees’ hotels and strengthening our range of centralized support services designed to enhance our franchisees’ profitability.”

Special Items

During the three and six months ended June 30, 2010, the company recorded employee termination benefits charges (reversals) of approximately ($0.1) million and $0.2 million, respectively. These amounts did not have an effect on the reported diluted EPS for the periods reported.

During the three and six months ended June 30, 2009, the company recorded employee termination benefits of approximately $0.4 million and $0.8 million, respectively. During the three and six months ended June 30, 2009, the company also recorded a $1.5 million charge related to the sublease of a portion of its office space. These special items represent diluted EPS of $0.02 for both the three and six months ended June 30, 2009.

Outlook for 2010

The company’s third quarter 2010 diluted EPS is expected to be $0.57. The company expects full-year 2010 diluted EPS to be between $1.70 and $1.72. Adjusted EBITDA for full-year 2010 are expected to be between $167.5 million and $170 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth ranging from 1% to 2% in 2010;

•	RevPAR is expected to increase approximately 6% for third quarter of 2010 and range from flat to an increase of 2% for full-year 2010;

•	The effective royalty rate is expected to increase 6 basis points for full-year 2010;

•	All figures assume the existing share count and an effective tax rate of 35.8% for the third quarter and full-year 2010;

•	Projections assume that the company’s existing credit facility remains in place for full-year 2010.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the six months ended June 30, 2010 the company paid $21.9 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the six months ended June 30, 2010, the company purchased approximately 0.2 million shares of its common stock at an average price of $31.75 for a total cost of $6.9 million under the share repurchase program and has authorization to purchase up to an additional 3.6 million shares under this program. No shares were repurchased under the repurchase program during the three months ended June 30, 2010. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.1 million shares of its common stock for a total cost of $1 billion through June 30, 2010. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.1 million shares through June 30, 2010 under the share repurchase program at an average price of $13.33 per share.

Our Board previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Recent market conditions have resulted in an increase in opportunities to incent development under these programs. As a result, during the six months ended June 30, 2010, the Company has advanced approximately $10.2 million pursuant to these programs (of which $5 million has been repaid to the Company subsequent to June 30, 2010). In addition, during the three-months ended June 30, 2010 a $1.0 million loan guarantee issued in 2007 related to the development of a Cambria franchise expired. Subsequent to June 30, 2010 and through July 27, 2010, the Company advanced an additional $7.6 million under these programs.

Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Our current expectation is that our annual investment in these programs will range from $20 million to $40 million. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Wednesday, July 28, 2010 at 10:00 a.m. EDT to discuss the company’s second quarter 2010 results. The dial-in number to listen to the call is 1-866-730-5770, and the access code is 71416248. International callers should dial 1-857-350-1594 and enter the access code 71416248. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on July 28, 2010 through August 27, 2010 by calling
1-888-286-8010 and entering access code 10540629. The international dial-in number for the replay is 617-801-6888, access code 10540629. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,000 hotels, representing more than 490,000 rooms, in the United States and more than 35 other countries and territories. As of June 30, 2010, more than 580 hotels are under construction, awaiting conversion or approved for development in the United States, representing more than 47,000 rooms, and approximately 100 hotels, representing approximately 8,700 rooms, are under construction, awaiting conversion or approved for development in 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan”,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the three and six months June 30, 2010 and 2009 as well as a loss on the sublease of a portion of the Company’s office space during the three and six months ended June 30, 2009. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2010 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2010	2009	$	%	2010	2009	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$57,443	$54,929	$2,514	5%	$98,464	$98,370	$94	0%
Initial franchise and relicensing fees	2,655	3,993	(1,338)	(34)%	4,567	6,642	(2,075)	(31)%
Procurement services	6,611	6,772	(161)	(2)%	9,856	10,162	(306)	(3)%
Marketing and reservation	80,389	75,296	5,093	7%	139,229	137,338	1,891	1%
Hotel operations	1,109	1,179	(70)	(6)%	1,976	2,297	(321)	(14)%
Other	1,641	1,174	467	40%	3,177	2,692	485	18%

Total revenues	149,848	143,343	6,505	5%	257,269	257,501	(232)	(0)%

OPERATING EXPENSES:
Selling, general and administrative	22,824	27,076	(4,252)	(16)%	44,640	48,537	(3,897)	(8)%
Depreciation and amortization	2,220	2,032	188	9%	4,392	4,147	245	6%
Marketing and reservation	80,389	75,296	5,093	7%	139,229	137,338	1,891	1%
Hotel operations	808	829	(21)	(3)%	1,564	1,614	(50)	(3)%

Total operating expenses	106,241	105,233	1,008	1%	189,825	191,636	(1,811)	(1)%

Operating income	43,607	38,110	5,497	14%	67,444	65,865	1,579	2%

OTHER INCOME AND EXPENSES, NET:
Interest expense	675	1,265	(590)	(47)%	1,296	2,805	(1,509)	(54)%
Interest and other investment (income) loss	1,103	(3,173)	4,276	(135)%	26	(2,341)	2,367	(101)%
Equity in net income of affiliates	(195)	(225)	30	(13)%	(548)	(443)	(105)	24%

Total other income and expenses, net	1,583	(2,133)	3,716	(174)%	774	21	753	3586%

Income before income taxes	42,024	40,243	1,781	4%	66,670	65,844	826	1%
Income taxes	15,013	14,740	273	2%	23,866	24,033	(167)	(1)%

Net income	$27,011	$25,503	$1,508	6%	$42,804	$41,811	$993	2%

Weighted average shares outstanding-basic	59,592	60,467			59,553	60,499

Weighted average shares outstanding-diluted	59,676	60,598			59,639	60,708

Basic earnings per share	$0.45	$0.42	$0.03	7%	$0.72	$0.69	$0.03	4%

Diluted earnings per share	$0.45	$0.42	$0.03	7%	$0.72	$0.69	$0.03	4%

Exhibit 2
Choice Hotels International, Inc.
Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Cash and cash equivalents	$70,926	$67,870
Accounts receivable, net	50,342	41,898
Deferred income taxes	7,980	7,980
Other current assets	20,982	10,114

Total current assets	150,230	127,862

Fixed assets and intangibles, net	136,763	133,999
Receivable — marketing and reservation fees	58,508	33,872
Investments, employee benefit plans, at fair value	20,868	20,931
Other assets	23,839	23,373

Total assets	$390,208	$340,037

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$73,177	$70,933
Deferred revenue	57,226	51,765
Revolving credit facility	291,100	—
Deferred compensation & retirement plan obligations	2,461	2,798
Other current liabilities	17,648	6,310

Total current liabilities	441,612	131,806

Long-term debt	—	277,700
Deferred compensation & retirement plan obligations	33,348	34,956
Other liabilities	12,283	9,787

Total liabilities	487,243	454,249

Common stock, $0.01 par value	596	595
Additional paid-in-capital	89,130	90,731
Accumulated other comprehensive income (loss)	(850)	333
Treasury stock, at cost	(871,211)	(870,302)
Retained earnings	685,300	664,431

Total shareholders’ deficit	(97,035)	(114,212)

Total liabilities and shareholders’ deficit	$390,208	$340,037

Exhibit 3
Choice Hotels International, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,804	$41,811

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,392	4,147
Provision for bad debts	1,637	743
Non-cash stock compensation and other charges	5,297	6,601
Non-cash interest and other (income) loss	307	(2,107)
Dividends received from equity method investments	148	488
Equity in net income of affiliates	(548)	(443)

Changes in assets and liabilities, net of acquisitions:
Receivables	(10,061)	(1,774)
Receivable - marketing and reservation fees, net	(17,996)	(19,513)
Accounts payable	9,043	1,523
Accrued expenses	(6,601)	(7,167)
Income taxes payable/receivable	11,492	20,093
Deferred income taxes	(55)	—
Deferred revenue	5,475	6,083
Other assets	(4,307)	1,574
Other liabilities	577	(3,685)

NET CASH PROVIDED BY OPERATING ACTIVITIES	41,604	48,374

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(12,249)	(4,989)
Acquisitions, net of cash acquired	(466)	—
Purchases of investments, employee benefit plans	(1,204)	(2,464)
Proceeds from sales of investments, employee benefit plans	836	1,171
Issuance of notes receivable	(8,008)	(1,329)
Collections of notes receivable	37	125
Other items, net	(361)	(246)

NET CASH USED IN INVESTING ACTIVITIES	(21,415)	(7,732)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facility	13,400	19,700
Excess tax benefits from stock-based compensation	12	2,033
Purchase of treasury stock	(9,242)	(36,350)
Dividends paid	(21,924)	(22,321)
Proceeds from exercise of stock options	1,315	4,603

NET CASH USED IN FINANCING ACTIVITIES	(16,439)	(32,335)

Net change in cash and cash equivalents	3,750	8,307
Effect of foreign exchange rate changes on cash and cash equivalents	(694)	823
Cash and cash equivalents at beginning of period	67,870	52,680

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$70,926	$61,810

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Six Months Ended June 30, 2010*			For the Six Months Ended June 30, 2009*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR

Comfort Inn	$73.44	49.5%	$36.33	$75.01	50.5%	$37.90	(2.1)%	(100) bps	(4.1)%
Comfort Suites	81.05	50.5%	40.92	85.14	51.2%	43.56	(4.8)%	(70) bps	(6.1)%
Sleep	66.93	47.3%	31.68	68.94	49.6%	34.20	(2.9)%	(230) bps	(7.4)%

Midscale without Food & Beverage	74.48	49.4%	36.79	76.57	50.5%	38.70	(2.7)%	(110) bps	(4.9)%

Quality	64.10	42.6%	27.31	66.15	43.3%	28.64	(3.1)%	(70) bps	(4.6)%
Clarion	72.34	39.1%	28.27	75.98	40.5%	30.76	(4.8)%	(140) bps	(8.1)%

Midscale with Food & Beverage	65.80	41.8%	27.52	68.10	42.7%	29.08	(3.4)%	(90) bps	(5.4)%

Econo Lodge	51.21	40.7%	20.87	52.68	40.3%	21.24	(2.8)%	40 bps	(1.7)%
Rodeway	47.06	40.7%	19.14	50.41	40.0%	20.16	(6.6)%	70 bps	(5.1)%

Economy	49.95	40.7%	20.34	52.03	40.2%	20.93	(4.0)%	50 bps	(2.8)%

MainStay	64.20	59.3%	38.06	70.90	55.3%	39.19	(9.4)%	400 bps	(2.9)%
Suburban	38.47	62.4%	24.01	42.76	53.9%	23.05	(10.0)%	850 bps	4.2%

Extended Stay	45.47	61.5%	27.98	50.68	54.3%	27.51	(10.3)%	720 bps	1.7%

Total	$67.31	46.0%	$30.98	$69.57	46.5%	$32.37	(3.2)%	(50) bps	(4.3)%

* Operating statistics represent hotel operations from December through May

	For the Three Months Ended June 30, 2010*			For the Three Months Ended June 30, 2009*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR

Comfort Inn	$75.22	55.9%	$42.04	$75.86	55.0%	$41.72	(0.8)%	90 bps	0.8%
Comfort Suites	82.40	56.9%	46.88	85.67	55.0%	47.12	(3.8)%	190 bps	(0.5)%
Sleep	68.54	53.3%	36.51	70.10	54.1%	37.94	(2.2)%	(80) bps	(3.8)%

Midscale without Food & Beverage	76.13	55.8%	42.44	77.38	54.9%	42.46	(1.6)%	90 bps	(0.0)%

Quality	65.93	48.0%	31.62	67.27	47.3%	31.83	(2.0)%	70 bps	(0.7)%
Clarion	74.37	44.2%	32.85	77.52	43.8%	33.96	(4.1)%	40 bps	(3.3)%

Midscale with Food & Beverage	67.70	47.1%	31.89	69.29	46.6%	32.28	(2.3)%	50 bps	(1.2)%

Econo Lodge	52.44	45.7%	23.95	53.54	43.5%	23.30	(2.1)%	220 bps	2.8%
Rodeway	48.32	44.8%	21.63	51.07	42.8%	21.87	(5.4)%	200 bps	(1.1)%

Economy	51.20	45.4%	23.24	52.83	43.3%	22.89	(3.1)%	210 bps	1.5%

MainStay	65.04	66.3%	43.09	70.76	59.7%	42.25	(8.1)%	660 bps	2.0%
Suburban	39.51	65.8%	25.98	42.89	55.7%	23.90	(7.9)%	1,010 bps	8.7%

Extended Stay	46.65	65.9%	30.74	51.05	56.8%	29.02	(8.6)%	910 bps	5.9%

Total	$69.01	51.7%	$35.69	$70.53	50.4%	$35.58	(2.2)%	130 bps	0.3%

*	Operating statistics represent hotel operations from March through May

	For the Quarter Ended		For the Six Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
System-wide effective royalty rate	4.32%	4.26%	4.33%	4.26%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	June 30, 2010		June 30, 2009		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,446	113,677	1,461	114,531	(15)	(854)	(1.0)%	(0.7)%
Comfort Suites	621	48,200	576	45,056	45	3,144	7.8%	7.0%
Sleep	392	28,586	376	27,576	16	1,010	4.3%	3.7%

Midscale without Food & Beverage	2,459	190,463	2,413	187,163	46	3,300	1.9%	1.8%

Quality	984	88,453	941	86,675	43	1,778	4.6%	2.1%
Clarion	175	25,188	163	23,444	12	1,744	7.4%	7.4%

Midscale with Food & Beverage	1,159	113,641	1,104	110,119	55	3,522	5.0%	3.2%

Econo Lodge	785	48,543	796	49,596	(11)	(1,053)	(1.4)%	(2.1)%
Rodeway	381	21,473	362	20,840	19	633	5.2%	3.0%

Economy	1,166	70,016	1,158	70,436	8	(420)	0.7%	(0.6)%

MainStay	36	2,798	37	2,866	(1)	(68)	(2.7)%	(2.4)%
Suburban	63	7,608	64	7,657	(1)	(49)	(1.6)%	(0.6)%

Extended Stay	99	10,406	101	10,523	(2)	(117)	(2.0)%	(1.1)%

Ascend Collection	32	2,646	22	1,444	10	1,202	45.5%	83.2%
Cambria Suites	21	2,453	14	1,540	7	913	50.0%	59.3%

Domestic Franchises	4,936	389,625	4,812	381,225	124	8,400	2.6%	2.2%

International Franchises	1,138	100,858	1,102	98,603	36	2,255	3.3%	2.3%

Total Franchises	6,074	490,483	5,914	479,828	160	10,655	2.7%	2.2%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2010			For the Six Months Ended June 30, 2009			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	3	13	16	2	15	17	50%	(13)%	(6)%
Comfort Suites	8	1	9	5	1	6	60%	0%	50%
Sleep	2	—	2	7	2	9	(71)%	(100)%	(78)%

Midscale without Food & Beverage	13	14	27	14	18	32	(7)%	(22)%	(16)%

Quality	1	31	32	2	64	66	(50)%	(52)%	(52)%
Clarion	—	6	6	—	14	14	NM	(57)%	(57)%

Midscale with Food & Beverage	1	37	38	2	78	80	(50)%	(53)%	(53)%

Econo Lodge	—	22	22	—	29	29	NM	(24)%	(24)%
Rodeway	1	19	20	1	28	29	0%	(32)%	(31)%

Economy	1	41	42	1	57	58	0%	(28)%	(28)%

MainStay	3	—	3	1	1	2	200%	(100)%	50%
Suburban	1	—	1	2	—	2	(50)%	NM	(50)%

Extended Stay	4	—	4	3	1	4	33%	(100)%	0%

Ascend Collection	—	3	3	—	2	2	NM	50%	50%
Cambria Suites	3	—	3	2	—	2	50%	NM	50%

Total Domestic System	22	95	117	22	156	178	0%	(39)%	(34)%

	For the Three Months Ended June 30, 2010			For the Three Months Ended June 30, 2009			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	2	5	7	2	8	10	0%	(38)%	(30)%
Comfort Suites	6	1	7	4	—	4	50%	NM	75%
Sleep	—	—	—	5	2	7	(100)%	(100)%	(100)%

Midscale without Food & Beverage	8	6	14	11	10	21	(27)%	(40)%	(33)%

Quality	—	20	20	1	41	42	(100)%	(51)%	(52)%
Clarion	—	3	3	—	8	8	NM	(63)%	(63)%

Midscale with Food & Beverage	—	23	23	1	49	50	(100)%	(53)%	(54)%

Econo Lodge	—	12	12	—	20	20	NM	(40)%	(40)%
Rodeway	—	8	8	—	21	21	NM	(62)%	(62)%

Economy	—	20	20	—	41	41	NM	(51)%	(51)%

MainStay	1	—	1	1	—	1	0%	NM	0%
Suburban	—	—	—	2	—	2	(100)%	NM	(100)%

Extended Stay	1	—	1	3	—	3	(67)%	NM	(67)%

Ascend Collection	—	1	1	—	2	2	NM	(50)%	(50)%
Cambria Suites	3	—	3	1	—	1	200%	NM	200%

Total Domestic System	12	50	62	16	102	118	(25)%	(51)%	(47)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2010 Units			June 30, 2009 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	33	69	102	37	110	147	(4)	(11)%	(41)	(37)%	(45)	(31)%
Comfort Suites	1	136	137	1	227	228	—	0%	(91)	(40)%	(91)	(40)%
Sleep Inn	1	101	102	3	139	142	(2)	(67)%	(38)	(27)%	(40)	(28)%

Midscale without Food & Beverage	35	306	341	41	476	517	(6)	(15)%	(170)	(36)%	(176)	(34)%

Quality	41	11	52	57	15	72	(16)	(28)%	(4)	(27)%	(20)	(28)%
Clarion	15	5	20	25	5	30	(10)	(40)%	—	0%	(10)	(33)%

Midscale with Food & Beverage	56	16	72	82	20	102	(26)	(32)%	(4)	(20)%	(30)	(29)%

Econo Lodge	35	2	37	36	4	40	(1)	(3)%	(2)	(50)%	(3)	(8)%
Rodeway	26	3	29	48	2	50	(22)	(46)%	1	50%	(21)	(42)%

Economy	61	5	66	84	6	90	(23)	(27)%	(1)	(17)%	(24)	(27)%

MainStay	—	39	39	—	35	35	—	NM	4	11%	4	11%
Suburban	—	26	26	—	32	32	—	NM	(6)	(19)%	(6)	(19)%

Extended Stay	—	65	65	—	67	67	—	NM	(2)	(3)%	(2)	(3)%

Ascend Collection	3	4	7	2	1	3	1	50%	3	300%	4	133%
Cambria Suites	—	35	35	—	48	48	—	NM	(13)	(27)%	(13)	(27)%

	155	431	586	209	618	827	(54)	(26)%	(187)	(30)%	(241)	(29)%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Franchising Revenues:

Total Revenues	$149,848	$143,343	$257,269	$257,501
Adjustments:
Marketing and reservation revenues	(80,389)	(75,296)	(139,229)	(137,338)
Hotel operations	(1,109)	(1,179)	(1,976)	(2,297)

Franchising Revenues	$68,350	$66,868	$116,064	$117,866

Franchising Margins:

Operating Margin:
Total Revenues	$149,848	$143,343	$257,269	$257,501
Operating Income	$43,607	$38,110	$67,444	$65,865

Operating Margin	29.1%	26.6%	26.2%	25.6%

Adjusted Franchising Margin:

Franchising Revenues	$68,350	$66,868	$116,064	$117,866

Operating Income	$43,607	$38,110	$67,444	$65,865
Employee termination benefits	(119)	399	233	774
Loss on sublease of office space	—	1,503	—	1,503
Hotel operations	(301)	(350)	(412)	(683)

	$43,187	$39,662	$67,265	$67,459

Adjusted Franchising Margins	63.2%	59.3%	58.0%	57.2%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Selling, general and administrative costs	$22,824	$27,076	$44,640	$48,537
Employee termination benefits	119	(399)	(233)	(774)
Loss on sublease of office space	—	(1,503)	—	(1,503)

Adjusted Selling, General and Administrative Costs	$22,943	$25,174	$44,407	$46,260

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Income	$27,011	$25,503	$42,804	$41,811
Adjustments:
Employee termination benefits	(74)	250	146	485
Loss on sublease of office space	—	941	—	941

Adjusted Net Income	$26,937	$26,694	$42,950	$43,237

Weighted average shares outstanding-diluted	59,676	60,598	59,639	60,708
Diluted Earnings Per Share	$0.45	$0.42	$0.72	$0.69
Adjustments:
Employee termination benefits	—	—	—	—
Loss on sublease of office space	—	0.02	—	0.02

Adjusted Diluted Earnings Per Share (EPS)	$0.45	$0.44	$0.72	$0.71

Adjusted EBITDA Reconciliation

(in millions)	Q2 2010 Actuals	Q2 2009 Actuals	Six Months Ended June 30, 2010 Actuals	Six Months Ended June 30, 2009 Actuals	Full-Year 2010 Outlook
Operating Income (per GAAP)	$43.6	$38.1	$67.4	$65.9	$158.7 - $161.2
Employee termination benefits	(0.1)	0.4	0.2	0.8	0.2
Loss on sublease of office space	—	1.5	—	1.5	—
Depreciation and amortization	2.2	2.0	4.4	4.1	8.6

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$45.7	$42.0	$72.0	$72.3	$167.5 - $170